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                                                                  Exhibit 10.3

                              EPW Stock Option Plan

         Eickhoff, Pieper & Willoughby, Inc. ("EPW") and PINELLAS BANCSHARES CORPORATION, (the "Parent Corporation") adopt the following Stock Option Plan (the "Plan") for the benefit of designated employees ("Participants") of EPW. Stock options granted under the Plan are referred to as "Options."

1. PARTICIPANTS. The following persons are designated as initial Participants in the Plan:

         (A) William A. Eickhoff ("Eickhoff")
         (B) John H. Pieper ("Pieper")
         (C) John P. Willoughby ("Willoughby")

         Additional employees may be participants in the Plan with the approval of the majority vote of Eickhoff, Pieper and Willoughby and of the Board of Directors of EPW (the "Board").

2. RATIO OF PARTICIPATION. The Participants shall participate in this Plan, and any Options granted under this Plan in ratios to be determined by the Board of Directors of EPW (the "Board") provided, however, that "Compensation Committee" (as set forth in the Sale of Stock Agreement between Seller and Parent Corporation) shall make recommendations to the Board concerning the granting of options to the Participants. The Board shall grant and allocate all Options under this Plan among the Participants, provided, however, that the allocations for any Calendar year may be in any amount, from zero to 100%.

3.       TERM OF PLAN. This Plan shall terminate March 31, 2002.

4. OPTION SHARES. The shares of stock which are the subject of this Plan are authorized but unissued common voting shares of the Parent Corporation, $0.01 par value (the "Option Shares").

5. OPTION PRICE. The purchase price for each Option Share purchased upon exercise of an Option granted unless the Plan is One Cent ($0.01) per Option Share.

6. TERM OF OPTION. Each Option granted under the Plan may only be exercised after December 31, 1999, and shall terminate and expire to the extent not exercised, or otherwise terminated under this Plan, upon the earlier of midnight December 31, 2005, or a date which is six (6) months following the date of the Participant's death.

7. PARTICIPATION TERMINATION AND VESTING. Participation in the Plan shall terminate for a Participant when that person is no longer an employee of EPW, Parent Corporation or any affiliate of Parent Corporation for any reason, whether termination is with or without cause, or is voluntary or involuntary. Options for a year shall be granted as of December 31st of a year and shall be deemed to vest in a Participant who is employed by EPW, Parent Corporation or any affiliate of Parent Corporation on that December 31st. No Options shall be granted to, or deemed vested in, any Participant who is not employed on December 31st of the applicable year.

8. TERMINATION OF OPTION IN THE EVENT OF COMPETITION. Any unexercised Options shall terminate and expire before January 1, 2006 for each Participant who breaches his or her "Covenants Against Competition" contained in his or her Employment Agreement with EPW or contained in the separate Non-Competition Agreement executed by the Participant, whether such breach occurs during or after the Participant's employment.

9.       TERMINATION OF PLAIN AND UNEXERCISED OPTIONS UNDER OCCURRENCE OF
         OTHER EVENTS. The Plan and all unexercised Options shall terminate, and EPW and Parent Corporation shall have no further obligation to issue or deliver Option Shares to any Participant, in the event (i) EPW permanently ceases doing business for any reason, including the sole and absolute discretion of EPW or




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         Parent Corporation, (ii) the Participants, or any of them, purchase EPW from Parent Corporation under the First Right of Refusal Agreement provided participants under a separate agreement, or otherwise, or
         (iii) EPW is sold after the First Right of Refusal Agreement vested in the Participants no longer applies or is not exercised by any Participant.

10.      GRANT OF Options.

         (A)      Options shall not be granted for the calendar year 1995.

         (B) Trust Department Net Earnings shall be calculated in accordance with paragraph 10(E). As used in this Plan the term "Trust Department" shall mean the trust business operated by United Bank and Trust Company (the "Bank"), a subsidiary of Parent Corporation, and by EPW. The term "trust business" shall include, but not be limited to, traditional trust and fiduciary services, money management services, custody services, and investment management services (such as those performed by EPW), and investment and accounting and performance tracking services but shall not be deemed to include any activity or service which is included within the term "Commercial Banking Business" as engaged in by state chartered banks which do not have trust powers.

         (C) The aggregate number of Option Shares that can be Optioned by all Participants for calendar years 1996 through 1999 shall be determined in accordance with the following formula:

                  (1) Trust Department Net Earnings shall be determined for the calendar year in question.

                  (2) The value of each outstanding Parent Share as of the end of the calendar year (this value of Parent Shares is hereafter referred to as the Value) shall:

                           (a) be determined as if Options to purchase Option Shares for the year were not outstanding (however, Option Shares as to which Options have been exercised, shall be included as outstanding Shares for subsequent years' Values); and

                           (b) be based upon the independent appraisal of the Parent Corporation, prepared for the immediate prior calendar year-end, for use by the Trustees of the Parent Corporation's qualified Employee Stock Ownership Plan then in effect (hereinafter referred to as ESOP); however, if no ESOP is then in effect, the Value shall be determined by arbitration unless the Participants and Parent Corporation otherwise agree.

                  (3) The Trust Department Net Earnings for the calendar year for which a determination is being made shall be divided by the Value to determine the number of Shares of stock (the "Total Shares").

                  (4) The Total Shares shall be multiplied by 35% to determine the number of Option Shares are to be granted to Participants under this Plan.

         (D) Options for Option Shares, if any, for 1999, shall be granted in accordance with the provisions of this paragraph:

                  (1) If the Trust Department Net Earnings for 2000 shall be equal to, or greater than, Trust Department Net Earnings for 1999, fifty percent (50%) of the 1999 Option Shares eligible for Option to Stockholders shall be Optioned to the Participants on March 15, 2001.



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                  (2)      If the Trust Department Net Earnings for 2001 shall
                           be equal to, or greater than, Trust Net Earnings for 1999, fifty percent (50%) of the 1999 Option Shares assignable for Option to Stockholders shall be Optioned to the Participants on March 15, 2002.

                  (3) If the Trust Department Net Earnings for either 2000 or 2001 are less than Trust Department Net Earnings for 1999 for purposes of the number of options to be granted under Paragraph 10(C) the value of each outstanding Parent Share, shall be based upon dividing the average Value (for the years 1999, 2000 and 2001) into the average Trust Department Net Earnings for the years 1999, 2000 and 2001. The Option Shares so determined shall be optioned to the Participants as of March 15, 2002 from the balance of the 1999 Option Shares eligible for Option to Participants.

         (E) For purposes of determining the annual amount of Option Shares to be Optioned in the aggregate to the Participants, the Trust Department Net Earnings, which shall be equal to the "after-tax" net income of the Trust Department, shall be determined in accordance with the following:

                  (1) The net "after-tax" income of the Trust Department for the year shall be calculated as if the Trust Department was operated independent of Bank, with EPW operating primarily for or as part of the Trust Department as a consolidated entity for purposes of calculations. The net after-tax income of EPW shall be consolidated with the net after-tax income of the Trust Department for purposes of determination of Trust Department Net Earnings under this Section.

                  (2) The Trust Department Net Earnings shall be based on the after tax earnings, as reported for financial statement purposes, and as consolidated in accordance with this Section. Trust Department Net Earnings shall otherwise be determined by application of generally accepted accounting principles consistently applied, and shall, for each year, reflect and be reduced by loss carry-forwards from years after 1995 (losses shall not be carried back for this purpose). In making the calculation, Trust Department and EPW revenues shall be charged with all accrued direct costs and also reasonable and necessary charges assessed Trust Department or EPW by any affiliate or subsidiary of the Parent Corporation for services and facilities provided by it, or allocated to Trust Department or EPW, including, but not limited to, Parent Corporation charges, services of independent accountants and attorneys, preparation of tax returns and reports, space, equipment, internal auditors, assigned and shared employees, fringe benefits, insurance, interest on loans and capital provided, security, utilities, appropriate income tax burden, and other services or facilities, which in good business practice, upon advice of the independent accountants of Parent Corporation, should be allocated to Trust Department and EPW in the determination of Trust Department Net Earnings. The decision of the independent accountants, unless patently erroneous or fraudulent, shall bind the parties.

         (F) The Trust Department or EPW may from time-to-time purchase services or products from Bank, Parent Corporation or another subsidiary of Parent Corporation or Bank.

                  (1) Affiliated purchases shall be at fair, reasonable and competitive prices.

                  (2) The Trust Department or EPW may from time-to-time elect to purchase services and products from independent sources, even though similar services or products are available from or through Parent Corporation, Bank or any subsidiary. (Purchases of Trust Department from any investment advisory subsidiary are consolidated for purposes of determining Trust Department Net Income.)



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                  (3)      Trust Department or EPW service and product
                           purchasing decisions shall be in the discretion of Trust Department's or EPW's senior management, consistent with the authority granted by the Board of Directors of Bank and Parent Corporation, with the objective of obtaining services and products at competitive prices available consistent with the requirements of the Trust Department or EPW.

                  (4) In determining whether services and products should, at any time, or from time to time, be purchased from Trust Department or EPW from Bank, Parent Corporation, or other affiliate, or from independent third-parties, the Board of Directors of Bank and Parent Corporation shall not unreasonably withhold approval of purchases from unaffiliated third parties.

         (G) Options for Option Shares based upon Earnings for a calendar year shall be effective as of December 31st of that year, and shall be granted as of that date to Participants then eligible for such Options. Options shall be evidenced by an "Option Grant Certificate" prepared by, and delivered by, EPW to each eligible Participant as of that date. The Certificate shall incorporate the terms of this Plan and shall separately state the number of Option Shares as to which it applies, the expiration date of the particular Option, the Price of the Option Shares, and the notification requirements that apply to any exercise of the Option.

11. OPTION EXERCISE BONUS. EPW has been advised that, upon exercise of an Option by a Participant, Parent Corporation on a consolidated basis will benefit from a compensation deduction (to the extent of reasonable compensation) and the Participants and EPW have been advised that the Participants will be taxed as earned income upon any value of the Option Shares purchased in excess of the Option Price. To the extent of the Parent Corporation's and EPW's tax benefit from its compensation deduction, EPW will pay a bonus to the Participant exercising the Option. By way of example, assume that a Participant exercises an option to purchase 5,000 Option Shares at a time Option Shares have a market value of $20 per share. Further assume Parent Corporation is in a 35% top margin federal corporate income tax bracket. Parent Corporation will receive a compensation deduction of $100,000 upon exercise of an Option. EPW or Parent Corporation shall pay the Participant exercising the Option a bonus of $35,000. Any compensation deduction and any bonus paid to Participants under this section shall not be charged against the Trust Department Net Earnings.

12. TRANSFER. No Option may be transferred by a Participant except by last will and testament, or the laws of descent and distribution, and may be exercised only by the Participant during his or her lifetime. More particularly, but without limiting the generality of the foregoing, no Option may be assigned, transferred (except as noted herein), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process on an Option, shall be null and void and without effect.

13. DEATH OF PARTICIPANT. Subject to the terms of this Agreement, in the event of a Participant's death an unexpired Option of that Participant may be exercised within the six (6) month period following death by the legal representatives of the estate of the Participant or by the person or persons to whom the Participant's rights under the Option shall pass by will or the laws of descent and distribution.

14. TOTAL OR PARTIAL EXERCISE. Options may be exercised either at one time as to the total number of the applicable Shares or from time to time as to any portion thereof.

15. RECAPITALIZATION ADJUSTMENT. Anything contained herein to the contrary notwithstanding, the number of shares subject to each of the Options contained herein shall be equitably adjusted in the event of any recapitalization, merger, reorganization, reclassification of stock, consolidation, split-up,



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         stock dividend, or other change in the corporate structure of affecting the Parent Corporation's common stock: as presently constituted.

16. PURCHASE FOR INVESTMENT ONLY. Each Participant shall represent and agree upon the exercise of an Option, and each other person who, pursuant to this Agreement, shall exercise the Option in whole or in part shall be required to represent and agree at the time of exercise, that any and all Shares of common stock purchased pursuant to the Option will be purchased for investment and not with a view to the distribution or resale thereof.

17. REGISTRATION OF SHARES. Shares issues upon exercise of an Option shall be unregistered shares within the meaning of applicable federal and state securities laws, and neither EPW nor the Parent Corporation shall have an obligation to register such Shares or integrate them in any public offering of securities made by the Parent Corporation. If, however, at the time an Option is exercised, the Parent Corporation is in the process of registering other shares of stock or securities for public distribution, the Parent Corporation may, in its discretion, transfer the issuance of Shares to the Participant until the securities being registered have been distributed in accordance with the Parent Corporation's plan of distribution, or, in its discretion, include the Shares in the registration.

18. NOTICE OF EXERCISE, ISSUANCE OF CERTIFICATES. Subject to the terms and conditions of this Agreement, an Option may be exercised by written notice to the Bank such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, shall contain representation and agreement by the person or persons so exercising the Option that such shares are being purchased for investment and not with a view to the distribution or resale thereof, and shall be signed by the person or persons existing the Option. The certificate or certificates representing the Shares shall be issued and delivered by the Parent Corporation as soon as practicable after receipt of the notice and payment. Such certificate or certificates shall be registered in the name of the Participant (or the Participant's successor in interest, if the Participant is deceased), or, if the Participant shall so request in the notice exercising the Option, shall be registered in the name of the Participant and another person jointly, with right of survivorship (or as tenants by the entireties, if the person is the Participant's spouse), and shall be delivered to or on the written order of the person or persons exercising the Option. In the event the Option is being exercised by the successor in interest of the Participant, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

19. PAYMENT FOR SHARES UPON AN OPTION EXERCISE. Upon the exercise of an Option, and delivery of the notice of exercise, such notice shall be accompanied by a certified or bank cashier's check payable to the order of the Bank for the full purchase price of the Shares in respect of which the Option is being exercised.

20. NO TRUST CREATED. Nothing contained herein, and no action taken pursuant to the provisions hereof by either party hereto, shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Participant, or any other person, and EPW or the Parent Corporation.

21. NO CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed to be a contract of employment, or any other business relationship, in any capacity, or for any term of years, nor as conferring upon the Participant the right to continue a business relationship with the Parent Corporation, in any capacity.

22. NO SHAREHOLDER RIGHTS. This Agreement does not entitle the Participant to any dividend, distribution, or any voting right, or other rights of the Parent Corporation' shareholders with respect to the Shares prior to the date the Option is exercised and the Shares are purchased.



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23.      AMENDMENT. This Plan may not be amended, altered or modified, except by a written instrument signed by EPW, the Parent Corporation and the Participants, or their respective successors, and may not be otherwise terminated except as provided herein.

24. INUREMENT. This Plan shall be binding upon and inure to the benefit of the Bank, the Parent Corporation and the successors and assigns of each, and each Participant, his or her successors, heirs, executors, administrators and beneficiaries.

25. NOTICES. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Parent Corporation. The date of such mailing shall be deemed the date of notice, consent or demand. Notice sent to the Parent Corporation or Bank shall be sent to the President, and a copy thereof shall be sent to the Treasurer.

26. GOVERNING LAW. This Plan, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Florida.

27.      DETERMINATION OF BENEFITS, CLAIMS, PROCEDURE AND ADMINISTRATION.

         (A) Claim. If the Optionee, or any other person, believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as a Claimant) may file a written request for such benefit with EPW, setting forth his or her claim. The request must be addressed to the Chairman of the Board of EPW at its then principal place of business.

         (B) Claim Decision. Upon receipt of a claim, EPW shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. EPW may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

                  If the claim is denied in whole or in part, EPW shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

                  (1)      The specific reason or reasons for such denial;

                  (2) The specific reference to pertinent provisions of this Agreement on which such denial is based;

                  (3) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;

                  (4) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review: and

                  (5) The time limits for requesting a review under subsection c. and for review under subsection d. hereof.

         (C) Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Board of Directors review the determination of EPW. Such request must be addressed to the Secretary of EPW, or to the Board of Directors, at the then principal place of business of EPW. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents



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                  and submit issues and comments in writing for consideration by
                  EPW. If the Claimant does not request a review of EPW's determination by the Board of Directors of EPW within such sixty (60) day period, he or she shall be barred and estopped from challenging EPW's determination.

         (D) Review of Decision. Within sixty (60) days after the Board of Directors' receipt of a request for review, the Board will review EPW's determination. After considering all materials presented by the Claimant, the Board will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Board will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

28. ARBITRATION. In the event of any dispute related to this Plan between the parties, or in the event of any breach arising out of or related to this Plan, which, in either case, is not resolved by the Claims procedure, the dispute or breach shall be resolved by arbitration in accordance with the Florida Arbitration Code then pertaining. The prevailing party shall be reimbursed costs of arbitration, including reasonable attorney fees through all proceedings.



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ADDENDUM TO PARAGRAPH 15. Life Insurance.
Employment Agreement for: John H. Pieper


                         Rights with Respect to Policies


Policy                                   Death Benefit            Rights

Mass Mutual 7 041 733                    $ 271,602                United will pay premiums during
                                                                  term of employment.

                                                                  Pieper has right to take
                                                                  at termination.


Mass Mutual 7 167 869                    $ 300,000                United will pay premiums during
                                                                  term of employment and has right
                                                                  to replace with policy with same
                                                                  death benefit.

                                                                  Pieper has right to take if
                                                                  United chooses to replace.


Mass Mutual 8 940 620                    $ 200,000                Policies will be terminated
Mass Mutual 6 750 334                    $ 304,752*               effective 2/1/96 unless Pieper
Mass Mutual 7 447 789                    $ 200,000                elects to take personally.
Mass Mutual 8 939 820                    $ 150,000




*Note that this policy has a cash value of about $ 10,000, which Pieper has right to take and will be taxable to him.

In addition, United will provide Pieper with $ 345,000 of coverage available under the company group plan which when added to the first two policies above (7 041 733 and 7 167 869) will provide total coverage of $916,602.